EXHIBIT 99.1

                    Golden West Financial Reports
             All-Time High Earnings and Loan Originations


    OAKLAND, Calif.--(BUSINESS WIRE)--July 20, 2004--Golden West Financial Corporation (NYSE:GDW), parent of World Savings Bank, announced record diluted earnings per share of $2.04 in the second quarter, up 16% from the $1.76 reported during the same period in 2003. Per share profits for the first half of 2004 reached $3.98, a 16% increase from the $3.43 posted in the first six months of 2003.
    The Company also announced record loan originations of $12.4 billion in the second quarter, up 55% from the $8.0 billion reported one year earlier. For the first six months of 2004, new mortgage volume totaled $21.8 billion, a 46% increase from the $15.0 billion recorded in the first half of 2003.
    Starting with a discussion of the Company's rapid loan growth, Marion Sandler, Chairman of the Board and Chief Executive Officer, said, "As usual, the popularity of our primary product, the monthly adjustable rate mortgage or ARM, is influenced by what's happening with fixed-rate mortgages, which are the borrowers' major alternative. While the cost of fixed-rate loans jumped up in the second quarter, interest rates on ARMs remained low and stable. Our lending team took advantage of this favorable environment and produced record new volume." Sandler added, "The dramatic increase in Golden West's loan originations is noteworthy because it is in stark contrast to the rest of the U.S. mortgage market, which based on early indications, is experiencing a significant decline."
    Continuing, Sandler remarked, "The Company's mortgage portfolio has increased substantially this year, since our record loan volume far exceeded the payoffs of existing mortgages." Golden West's loan balances grew $6.0 billion, or at a 29% annualized rate, in the second quarter, and increased $10.8 billion, or at a 28% annualized rate, during the first six months of the year. Sandler added, "This sizable growth is significant because an expanding mortgage portfolio, which is our major earning asset, is the key contributor to increasing profits."
    Wrapping up her comments on the Company's lending results, Sandler stated, "It is important to note that during the second quarter 99% of Golden West's new originations consisted of monthly adjustable rate loans, up from 91% a year ago. ARMs are a wonderful product. They have many consumer benefits, including payment flexibility, and are desirable from the Company's point of view as well, because adjustables help limit earnings exposure to rising interest rates."
    Discussing other factors related to the Company's profits, Sandler pointed out, "Some of the benefit we enjoyed from the increased size of our loan portfolio was offset by a decline in our primary spread, which is the difference between what we earn on our loans and other assets and what we pay for savings and borrowings. As market interest rates started to move up this past quarter in anticipation of the June Federal Funds rate increase by the Federal Reserve, our spread experienced some compression." In the second quarter, Golden West's spread averaged 2.86%, down from 2.98% one year earlier.
    Covering a final earnings related subject, Sandler commented on the Company's general and administrative expenses (G&A). She noted, "Total G&A was up 17% from the second quarter of last year. As you would expect, a large portion of this spending increase supported our record loan volume. In addition, we continued to invest in people and technology to ensure we have the resources to take advantage of growth opportunities." Sandler added, "Despite the rise in expenses, our G&A ratio improved from the second quarter last year due to the Company's strong asset growth, and our numbers remained among the lowest in the financial services industry." Golden West's ratio of G&A to average assets was .93% in the second quarter of 2004, compared to .99% one year earlier.
    Switching to the topic of credit risk, Sandler explained, "The Company's history of impressive loan quality continued in the second quarter. A key measurement of the success of our risk management is the ratio of nonperforming assets and troubled debt restructured to total assets." At June 30, 2004 Golden West's ratio was .41%, down from just .62% one year earlier. "As our low percentage indicates, we remain committed to originating high-quality mortgages to minimize credit risk."
    In other second quarter news, Golden West reported retail deposit growth of $1.2 billion, up from $882 million one year earlier. For the first six months of 2004, savings inflows amounted to $1.9 billion, compared to $3.3 billion in the first half of 2003. Commenting on these results, Sandler stated, "In the second quarter the Company posted solid deposit growth as customers responded favorably to our featured products. For the first six months of 2004, however, total deposit growth was down compared to last year, primarily because of the exceptionally strong inflows experienced in the first three months of 2003."
    Finally, the Company reported that for the second consecutive quarter World Savings Bank, Golden West's primary operating subsidiary, brought to market $1.0 billion of long-term senior debt. Sandler observed, "This borrowing provides an important source of funds to support the growth of our loan portfolio. We were able to issue debt at favorable price levels because of our high credit ratings, Aa3 and AA- by Moody's Investors Services and Standard and Poor's, respectively, which are among the highest for any financial institution."
    Headquartered in Oakland, California, Golden West is one of the nation's largest financial institutions with assets over $90 billion as of June 30, 2004. The Company has one of the most extensive thrift branch systems in the country, with 274 savings branches in 10 states and lending operations in 38 states. Golden West's stock is listed on the New York Stock and Pacific Exchanges under the ticker symbol GDW. Options on the Company's stock are traded on the Chicago Board Options Exchange and on the Pacific Exchange.
    Golden West investor information is available at www.gdw.com. Information about the Company's home loans and savings and checking accounts can be found at www.worldsavings.com and about its proprietary no-load mutual funds and annuities at www.atlasfunds.com.

    Information in this Press Release may contain various forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include projections, statements of the plans and objectives of management for future operations, statements of future economic performance, assumptions underlying these statements and other statements that are not statements of historical facts. Forward-looking statements are subject to significant business, economic and competitive risks, uncertainties and contingencies, many of which are beyond Golden West's control. Should one or more of these risks, uncertainties or contingencies materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated. Among the key risk factors that may have a direct bearing on Golden West's results of operations and financial condition are competitive practices in the financial services industries; operational and systems risks; general economic and capital market conditions, including fluctuations in interest rates; economic conditions in certain geographic areas; and the impact of current and future laws, governmental regulations, and accounting and other rulings and guidelines affecting the financial services industry in general and Golden West's operations in particular. In addition, actual results may differ materially from the results discussed in any forward-looking statements.


          GOLDEN WEST FINANCIAL CORPORATION AND SUBSIDIARIES
                CONSOLIDATED STATEMENT OF NET EARNINGS
                       AND OTHER FINANCIAL DATA
                              (Unaudited)
            (Dollars in thousands except per share figures)


                      Three Months Ended         Six Months Ended
                            June 30                   June 30
                   ------------------------- -------------------------
                          2004         2003         2004         2003
                   ------------ ------------ ------------ ------------
Interest Income
  Interest on
   loans              $931,645     $781,855   $1,810,461   $1,555,684
  Interest on
   mortgage-backed
   securities           32,058       67,939       75,735      146,854
  Interest and
   dividends on
   investments          14,029       21,529       31,293       46,219
                   ------------ ------------ ------------ ------------
                       977,732      871,323    1,917,489    1,748,757
Interest Expense
  Interest on
   deposits            219,454      236,128      435,354      486,230
  Interest on
   advances             82,944       69,715      155,982      139,656
  Interest on
   repurchase
   agreements            8,718           13       15,640        1,282
  Interest on
   other
   borrowings           23,930       23,846       48,573       51,227
                   ------------ ------------ ------------ ------------
                       335,046      329,702      655,549      678,395
                   ------------ ------------ ------------ ------------
Net Interest
 Income                642,686      541,621    1,261,940    1,070,362
Provision for loan
 losses                    392        3,501          633        7,980
                   ------------ ------------ ------------ ------------
Net Interest
 Income after
 Provision for
 Loan Losses           642,294      538,120    1,261,307    1,062,382
Noninterest Income
  Fees                  56,635       41,920       97,309       76,431
  Gain on the sale
   of securities,
   MBS and loans         6,291       21,192        9,253       36,515
  Change in fair
   value of
   derivatives              59        2,793        1,141        5,646
  Other                 18,162       17,025       33,251       31,400
                   ------------ ------------ ------------ ------------
                        81,147       82,930      140,954      149,992
Noninterest
 Expense
  General and
  administrative:
    Personnel          137,305      110,688      268,303      215,684
    Occupancy           20,744       18,988       41,138       37,477
    Technology and
     telecom-
     munications        19,283       20,055       40,302       40,959
    Deposit
     insurance           1,790        1,652        3,560        3,273
    Advertising          5,223        5,314       10,479       11,291
    Other               23,188       20,483       43,265       38,206
                   ------------ ------------ ------------ ------------
                       207,533      177,180      407,047      346,890

Earnings before
 Taxes on Income       515,908      443,870      995,214      865,484
Taxes on Income        199,190      171,397      378,772      332,946
                   ------------ ------------ ------------ ------------
Net Earnings          $316,718     $272,473     $616,442     $532,538
                   ============ ============ ============ ============


Basic Earnings Per
 Share                   $2.07        $1.79        $4.04        $3.48
                   ============ ============ ============ ============
Diluted Earnings
 Per Share               $2.04        $1.76        $3.98        $3.43
                   ============ ============ ============ ============

Average common
 shares
 outstanding       152,652,032  152,582,771  152,462,835  152,963,162
Average diluted
 common shares
 outstanding       155,213,548  155,091,780  155,041,181  155,424,954

Ratios: (a)
  Net earnings /
   average
   stockholders'
   equity                19.79%       20.50%       19.72%       20.40%
  Net earnings /
   average assets         1.41%        1.53%        1.42%        1.51%
  Net interest
   margin (b)             2.91%        3.13%        2.94%        3.13%
  General and
   administrative
   expense /
   average assets          .93%         .99%         .94%         .99%
  Efficiency ratio (c)   28.67%       28.37%       29.01%       28.43%


(a) Ratios are annualized by multiplying the quarterly computation by four and the semi-annual computations by two. Averages are computed by adding the beginning balances and each monthend balance during the quarter and six month period and dividing by four and seven, respectively.

(b) Net interest margin is net interest income divided by average earning assets.

(c) Efficiency ratio is general and administrative expense divided by the sum of net interest income and noninterest income.




          GOLDEN WEST FINANCIAL CORPORATION AND SUBSIDIARIES
             CONSOLIDATED STATEMENT OF FINANCIAL CONDITION
                       AND OTHER FINANCIAL DATA
                              (Unaudited)
            (Dollars in thousands except per share figures)


                                  Jun. 30      Mar. 31      Dec. 31
                                    2004         2004         2003
                                ------------ ------------ ------------
ASSETS
  Cash                             $296,330     $248,710     $260,823
  Securities available for sale
   at fair value                  1,539,885    1,123,463    1,879,443

  Purchased mortgage-backed
   securities available for
   sale at fair value                18,401       19,895       22,071
  Purchased mortgage-backed
   securities held to maturity
   at cost                          411,881      437,580      433,319
  Mortgage-backed securities
   with recourse held to
   maturity at cost (a)           2,083,852    2,342,210    3,650,048
  Loans held for sale               107,692      157,666      124,917
  Loans held in portfolio less
   allowance for loan losses
   (a)                           86,471,707   80,121,686   74,080,661
                                ------------ ------------ ------------
    Total Loans Receivable and
     Mortgage-Backed Securities  89,093,533   83,079,037   78,311,016
  Interest earned but
   uncollected                      203,145      191,475      183,761
  Investment in capital stock
   of Federal Home Loan Banks
   at cost which approximates
   fair value                     1,318,642    1,203,589    1,152,339
  Foreclosed real estate              9,885       13,348       13,904
  Premises and equipment, net       376,501      367,579      360,327
  Other assets                      320,381      377,570      388,277
                                ------------ ------------ ------------
                                $93,158,302  $86,604,771  $82,549,890
                                ============ ============ ============

LIABILITIES and
STOCKHOLDERS' EQUITY
  Deposits                      $48,611,353  $47,383,623  $46,726,965
  Advances from Federal Home
   Loan Banks                    28,712,498   24,805,930   22,000,234
  Securities sold under
   agreements to repurchase       3,470,761    2,672,049    3,021,385
  Federal funds purchased                 0            0            0
  Bank notes                      1,786,668    2,504,917    3,015,854
  Senior debt                     2,989,726    1,989,944      991,257
  Subordinated notes                      0            0            0
  Taxes on income                   587,357      627,431      561,406
  Other liabilities                 434,178      377,018      285,521
  Stockholders' equity            6,565,761    6,243,859    5,947,268
                                ------------ ------------ ------------
                                $93,158,302  $86,604,771  $82,549,890
                                ============ ============ ============

Book value per common share          $42.98       $40.95       $39.10
Common shares outstanding       152,749,211  152,492,139  152,119,108



                                               Sep. 30      Jun. 30
                                                 2003         2003
                                             ------------ ------------
ASSETS
  Cash                                          $219,000     $267,960
  Securities available for sale at fair
   value                                         950,329      604,998

  Purchased mortgage-backed securities
   available for sale at fair value               24,824       27,524
  Purchased mortgage-backed securities
   held to maturity at cost                      425,741      106,098
  Mortgage-backed securities with recourse
   held to maturity at cost (a)                4,078,140    4,667,649
  Loans held for sale                            324,297      502,308
  Loans held in portfolio less allowance for
   loan losses (a)                            68,096,299   63,991,745
                                             ------------ ------------
     Total Loans Receivable and Mortgage-
      Backed Securities                       72,949,301   69,295,324
  Interest earned but uncollected                179,091      198,639
  Investment in capital stock of Federal
   Home Loan Banks at cost which
   approximates fair value                     1,142,582    1,132,714
  Foreclosed real estate                          16,838       11,027
  Premises and equipment, net                    355,955      355,042
  Other assets                                   344,744      332,321
                                             ------------ ------------
                                             $76,157,840  $72,198,025
                                             ============ ============

LIABILITIES and
STOCKHOLDERS' EQUITY
  Deposits                                   $46,145,048  $44,385,717
  Advances from Federal Home Loan Banks       19,689,871   19,927,189
  Securities sold under agreements to
   repurchase                                    721,639       21,247
  Federal funds purchased                        300,000      265,000
  Bank notes                                   1,489,946       99,990
  Senior debt                                    990,862      990,467
  Subordinated notes                             200,000      199,955
  Taxes on income                                580,969      533,122
  Other liabilities                              404,258      363,584
  Stockholders' equity                         5,635,247    5,411,754
                                             ------------ ------------
                                             $76,157,840  $72,198,025
                                             ============ ============

Book value per common share                       $37.10       $35.50
Common shares outstanding                    151,900,958  152,451,133


(a) During the first quarter of 2004, the Company desecuritized $1 billion of Mortgage-backed securities with recourse held to maturity and the underlying loans were transferred to the loan portfolio.




          GOLDEN WEST FINANCIAL CORPORATION AND SUBSIDIARIES
                    QUARTERLY FINANCIAL HIGHLIGHTS
                              (Unaudited)
            (Dollars in thousands except per share figures)


                                        For the Quarter Ended
                                --------------------------------------
                                   Jun. 30      Mar. 31      Dec. 31
                                    2004         2004         2003
                                ------------ ------------ ------------

Net interest income                $642,686     $619,254     $584,692
Provision for loan losses               392          241        1,802
Noninterest income                   81,147       59,807       72,598
Noninterest expense                 207,533      199,514      192,572
                                ------------ ------------ ------------
Earnings before taxes on income     515,908      479,306      462,916
Taxes on income (a)                 199,190      179,582      172,261
                                ------------ ------------ ------------
Net earnings                       $316,718     $299,724     $290,655
                                ============ ============ ============

Basic EPS                             $2.07        $1.97        $1.91
Diluted EPS                           $2.04        $1.93        $1.88

Average common shares
 outstanding                    152,652,032  152,273,637  152,001,578
Average diluted common shares
 outstanding                    155,213,548  155,040,581  154,830,609

Number of shares repurchased
 and retired                              0            0            0
Cost of shares repurchased               $0           $0           $0
Remaining number of shares
 authorized for repurchase        9,328,179    9,328,179    9,328,179

Ratios: (b)
  Net earnings / average
   stockholders' equity (ROE)         19.79%       19.65%       20.09%
  Net earnings / average assets
   (ROA)                               1.41%        1.42%        1.47%
  Net interest margin (c)              2.91%        2.99%        3.01%
  General and administrative
   expense / average assets             .93%         .95%         .97%
  Efficiency ratio (d)                28.67%       29.38%       29.30%

Loan loss reserve                  $289,996     $289,351     $289,937
Net loan chargeoffs
 (recoveries)                         $(253)        $827         $814

Stockholders' equity / total
 assets                                7.05%        7.21%        7.20%

Total deposit net activity       $1,227,730     $656,658     $581,917



                                               For the Quarter Ended
                                             -------------------------
                                                Sep. 30      Jun. 30
                                                 2003         2003
                                             ------------ ------------

Net interest income                             $553,330     $541,621
Provision for loan losses                          2,082        3,501
Noninterest income                                90,740       82,930
Noninterest expense                              181,053      177,180
                                             ------------ ------------
Earnings before taxes on income                  460,935      443,870
Taxes on income (a)                              178,029      171,397
                                             ------------ ------------
Net earnings                                    $282,906     $272,473
                                             ============ ============

Basic EPS                                          $1.86        $1.79
Diluted EPS                                        $1.83        $1.76

Average common shares outstanding            152,180,798  152,582,771
Average diluted common shares outstanding    154,810,821  155,091,780

Number of shares repurchased and retired         630,000      486,975
Cost of shares repurchased                       $53,407      $37,086
Remaining number of shares authorized for
 repurchase                                    9,328,179    9,958,179

Ratios: (b)
  Net earnings / average stockholders'
   equity (ROE)                                    20.48%       20.50%
  Net earnings / average assets (ROA)               1.53%        1.53%
  Net interest margin (c)                           3.07%        3.13%
  General and administrative expense /
   average assets                                    .98%         .99%
  Efficiency ratio (d)                             28.11%       28.37%

Loan loss reserve                               $288,949     $287,868
Net loan chargeoffs (recoveries)                  $1,001         $306

Stockholders' equity / total assets                 7.40%        7.50%

Total deposit net activity                    $1,759,331     $882,482



(a) From quarter to quarter, the effective tax rate may fluctuate due to changes in the volume of business activity in the various states where we operate.

(b) Ratios are annualized by multiplying the quarterly computation by four. Averages are computed by adding the beginning balance and each monthend balance during the quarter and dividing by four.

(c) Net interest margin is net interest income divided by average earning assets.

(d) Efficiency ratio is general and administrative expense divided by the sum of net interest income and noninterest income.




          GOLDEN WEST FINANCIAL CORPORATION AND SUBSIDIARIES
                         OTHER FINANCIAL DATA
                              (Unaudited)
                        (Dollars in thousands)


                                        For the Quarter Ended
                                --------------------------------------
                                   Jun. 30      Mar. 31      Dec. 31
                                    2004         2004         2003
                                ------------ ------------ ------------
AVERAGE BALANCES  (a)
  Cash and investments           $1,650,596   $1,641,994   $1,409,734
  Loans receivable and
   mortgage-backed securities    85,818,380   80,498,053   75,544,443
  Investment in capital stock
   of Federal Home Loan Banks     1,245,010    1,165,153    1,146,948
  Deposits                       47,798,007   47,029,050   46,448,866
  Advances from Federal Home
   Loan Banks                    26,735,540   23,231,041   20,642,344
  Securities sold under
   agreements to repurchase       3,021,646    2,558,780    1,921,788
  Other borrowings                4,654,051    4,351,662    3,219,452
  Stockholders' equity            6,401,862    6,100,369    5,787,207

Total Average Assets             89,649,483   84,252,424   79,029,081
Average Earning Assets           88,389,797   82,963,346   77,773,138
Average Interest-Bearing
 Liabilities                     82,209,244   77,170,533   72,232,450


LOAN BALANCE AND ACTIVITY
  Loans receivable and
   mortgage-backed securities   $89,093,533  $83,079,037  $78,311,016
  Adjustable rate loans
   receivable and mortgage-
   backed securities             85,731,774   79,889,765   75,238,723

  New real estate loans
   originated                   $12,439,588   $9,393,862  $10,905,670
  New adjustable rate mortgages
   as a percentage of new real
   estate loans originated               99%          98%          98%
  New refinanced mortgages as a
   percentage of new real
   estate loans originated               71%          72%          70%


LOANS SOLD AND SERVICED DATA
  Loan sales                       $224,874     $131,589     $401,091
  Loans serviced for others       5,095,475    5,438,165    5,764,986
  Balance of capitalized
   mortgage servicing rights         76,217       82,503       88,967


NONPERFORMING ASSETS
  Loans and MBS 90 days or more
   past due                        $368,502     $399,904     $410,064
  Foreclosed real estate              9,885       13,348       13,904
                                ------------ ------------ ------------
     Total nonperforming assets    $378,387     $413,252     $423,968
                                ============ ============ ============


Ratio of nonperforming assets
 (NPAs) to total assets                 .41%         .48%         .51%
Ratio of troubled debt
 restructured (TDRs) to total
 assets                                 .00%         .01%         .00%
Ratio of NPAs and TDRs to total
 assets                                 .41%         .48%         .51%


SPREAD DATA
  Yield on loan portfolio              4.50%        4.58%        4.61%
  Yield on interest-earning
   investments                         1.35%        1.05%         .93%
  Yield on interest-earning
   assets                              4.46%        4.55%        4.54%

  Cost of deposits                     1.88%        1.85%        1.85%
  Cost of borrowings                   1.43%        1.32%        1.37%
  Cost of funds                        1.69%        1.63%        1.67%

Yield on interest-earning
 assets less cost of funds
 (Primary Spread) at quarterend        2.77%        2.92%        2.87%

Average Primary Spread for the
 quarter                               2.86%        2.90%        2.91%



                                               For the Quarter Ended
                                             -------------------------
                                                Sep. 30      Jun. 30
                                                 2003         2003
                                             ------------ ------------
AVERAGE BALANCES (a)
  Cash and investments                        $1,275,081   $1,099,522
  Loans receivable and mortgage-backed
   securities                                 70,888,271   68,162,253
  Investment in capital stock of Federal
   Home Loan Banks                             1,137,138    1,126,629
  Deposits                                    45,314,936   43,891,768
  Advances from Federal Home Loan Banks       19,417,796   19,765,434
  Securities sold under agreements to
   repurchase                                    522,116       21,557
  Other borrowings                             2,399,344    1,331,453
  Stockholders' equity                         5,525,243    5,315,729

Total Average Assets                          74,194,553   71,279,693
Average Earning Assets                        72,951,855   70,035,195
Average Interest-Bearing Liabilities          67,654,192   65,010,212


LOAN BALANCE AND ACTIVITY
  Loans receivable and mortgage-backed
   securities                                $72,949,301  $69,295,324
  Adjustable rate loans receivable and
    mortgage-backed securities                69,528,396   66,078,182

  New real estate loans originated           $10,092,199   $8,044,095
  New adjustable rate mortgages as a
   percentage of new real estate loans
   originated                                         93%          91%
  New refinanced mortgages as a percentage
   of new real estate loans originated                70%          70%


LOANS SOLD AND SERVICED DATA
  Loan sales                                  $1,117,899     $894,345
  Loans serviced for others                    5,886,668    5,653,002
  Balance of capitalized mortgage servicing
   rights                                         92,098       82,060


NONPERFORMING ASSETS
  Loans and MBS 90 days or more past due        $409,001     $436,595
  Foreclosed real estate                          16,838       11,027
                                             ------------ ------------
    Total nonperforming assets                  $425,839     $447,622
                                             ============ ============


Ratio of nonperforming assets (NPAs) to
 total assets                                        .56%         .62%
Ratio of troubled debt restructured (TDRs)
 to total assets                                     .00%         .00%
Ratio of NPAs and TDRs to total assets               .56%         .62%


SPREAD DATA
  Yield on loan portfolio                           4.73%        4.92%
  Yield on interest-earning investments             1.10%        1.27%
  Yield on interest-earning assets                  4.70%        4.90%

  Cost of deposits                                  1.95%        2.12%
  Cost of borrowings                                1.45%        1.58%
  Cost of funds                                     1.78%        1.94%

Yield on interest-earning assets less cost
 of funds (Primary Spread) at quarterend            2.92%        2.96%

Average Primary Spread for the quarter              2.93%        2.98%


(a) Averages are computed by adding the beginning balance and each monthend balance during the quarter and dividing by four.




    CONTACT: Golden West Financial Corporation
             William C. Nunan, 510-446-3614